UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2005.

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1388 North Tech Boulevard, Gilbert, AZ		85233
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (480) 556-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 17, 2005, the Oversight Committee of the Board of Directors of Catalytica Energy Systems, Inc. (the “Registrant”), with the authority delegated by the Board of Directors of the Registrant, approved the acceleration of the vesting of all currently unvested stock options awarded to employees, consultants, officers and directors under the Registrant’s 1995 Stock Option Plan, as amended, with exercise prices of $1.75 or greater.  The closing price of the Registrant’s common stock on November 16, 2005, the last full trading day before acceleration, was $1.06 per share.  As a result of the acceleration, unvested options to acquire 769,814 shares of the Registrant’s common stock became immediately exercisable.  These options have exercise prices ranging from $1.75 to $4.55 per share.  Typically, options granted by the Registrant vest over four years. Except with respect to executive officers and directors of the Registrant, and for options with an exercise price of less than $2.00 per share, all other terms and conditions applicable to outstanding stock option grants, including the exercise prices and number of shares subject to the accelerated options, remain unchanged. The stock option agreements with respect to the options will be amended accordingly.

Any executive officer or director of the Registrant receiving accelerated vesting of options must agree to restrictions upon the sale of any shares received through the exercise of accelerated options held by such executive officer or director.  In addition, any employee or consultant of the Registrant who is not an executive officer or director, and who holds unvested options with an exercise price of less than $2.00, also must agree to restrictions upon the sale of any shares acquired through the exercise of such accelerated options held by such employee.  These restrictions on executive officers and directors and such employees’ and consultants’ shares will prevent the sale of any shares acquired from the exercise of an accelerated option prior to the earlier of the original vesting date of the option or the individual’s termination of employment.  Options to acquire 287,337 shares of common stock will be subject to such restrictions.

The Board of Directors considered several factors in determining to accelerate the vesting of these options, including the effect on the Registrant’s reported stock option expense in future periods, the administrative burden required to track and account for the vesting periods under new accounting rules and the potential benefit to the Registrant and its stockholders in retaining the services of the affected employees. Statement of Financial Accounting Standards No. 123 (Revised 2004), or SFAS 123R, will require the Registrant to treat unvested stock options as an expense effective with the fiscal quarter ending March 31, 2006. As a result of the acceleration of unvested stock options, the Registrant expects to avoid recognition of up to approximately $800,000 of compensation expense over the course of the original vesting periods.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Federal securities laws and is subject to safe harbors created therein.   These forward-looking statements include, but are not limited to, those regarding (i) the Registrant’s expectations regarding the financial effect of accelerating the vesting of options, and (ii) the Registrant’s beliefs regarding the potential benefits of such acceleration to the Registrant and its stockholders.

These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements.  These risks and uncertainties include, among others: the actual financial effect of the acceleration of the vesting of options and the potential benefit to the Registrant and its stockholders; risks associated with the development generally of the Registrant’s overall strategic objectives; and the other risks set forth in the Registrant’s most recently filed Forms 10-K and 10-Q with the Securities and Exchange Commission.  The Registrant undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Option Acceleration Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

	By:	/s/ Robert W. Zack
Robert W. Zack, President, Chief Executive
Officer and Chief Financial Officer

Date: November 18, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Option Acceleration Agreement